AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2003.	REGISTRATION NO. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

MPS GROUP, INC.
(Exact Name of Issuer as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	59-3116655 (I.R.S. Employer Identification Number)

1 Independent Drive
Jacksonville, Florida 32202
(904) 360-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
  of Registrant’s Principal Executive Offices)
Gregory D. Holland
Vice-President, Chief Legal Officer, and Secretary
1 Independent Drive
Jacksonville, Florida  32202
(904) 360-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Timothy Mann, Jr., Esq.
David M. Eaton, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500

        Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Registration Fee
MPS Group, Inc. common stock Par value $0.01 per share	1,141,267 shares	$6.92	$7,897,567.64	$638.91

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1 All of the shares of common stock offered hereby are being sold for the account of selling shareholders.
2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock on July 1, 2003 as reported on the New York Stock Exchange.

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated July 7, 2003.

Preliminary Prospectus

1,141,267 Shares
Common Stock

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This prospectus covers 1,141,267 shares of our common stock, $0.01 par value, that may be offered for resale from time to time by certain of our shareholders who are identified later in this prospectus.  We issued these shares in connection with our July 2002 acquisition of Elite Medical, Inc.  In connection with that acquisition we agreed that, among other things, we would file a registration statement covering the resale of the common stock owned by the selling shareholders.  We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our common stock is traded under the symbol “MPS” on the New York Stock Exchange.  On July 1, 2003, the last sale price of the common stock as reported by the NYSE was $6.95 per share.

You should consider carefully the risk factors beginning on page 3 of this prospectus.

______________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2003.

FORWARD-LOOKING STATEMENTS

From time to time, information we provide or statements of our directors, officers, or employees may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.   These statements are subject to certain risks, uncertainties or assumptions and may be affected by certain other factors, including but not limited to the specific factors discussed under the heading “Risk Factors.”  Consequently, actual results could differ materially from those described by our forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as ‘will,’ ‘may,’ ‘should,’ ‘could,’ ‘expects,’ ‘plans,’ ‘indicates,’ ‘projects,’ ‘anticipates,’ ‘believes,’ ‘estimates,’ ‘appears,’ ‘predicts,’ ‘potential,’ ‘continues,’ ‘would,’ or ‘become’ or the negative of these terms or other comparable terminology.

Forward-looking statements are based on beliefs and assumptions of our management and on information  currently available to them.  Forward-looking statements speak only as of the date they are made, we undertake no obligation to update publicly any of them in light of new information or future events.  You should not place undue reliance on such forward-looking statements, which are based on our current expectations.  Forward-looking statements are not guarantees of performance.

MPS GROUP, INC.

MPS Group, Inc. is a leading global provider of business services with over 180 offices throughout the United States, Canada, the United Kingdom, and continental Europe.  MPS delivers a mix of consulting, solutions, and staffing services in the following disciplines and through the following brands:

Discipline	Brands
Information Technology (IT) Services	Modis
Accounting and Finance	Badenoch & Clark, Accounting Principals
Legal	Special Counsel
Engineering	Entegee
IT Solutions	Idea Integration
Workforce Management	Manchester
Executive Search	Diversified Search
Human Capital Automation	Beeline
Health Care	Soliant Health

MPS operates these brands under three divisions: the IT services division; the professional services division; and the IT solutions division.  We generated revenue of $1.15 billion in 2002, of which 67% was generated in the United States.  The remainder was generated internationally, primarily in the United Kingdom.

MPS’s internet address is www.mpsgroup.com and its principal executive offices are located at 1 Independent Drive, Jacksonville, Florida 32202 (telephone: 904-360-2000).

Except as otherwise indicated or required by the context, references in this prospectus to we, our, us, MPS or the company refer to MPS Group, Inc. and its subsidiaries and predecessors.

RISK FACTORS

An investment in our common stock involves a significant degree of risk.  You should carefully consider each of the risks described below, and all of the other information contained or incorporated by reference in this prospectus, before deciding to invest in our common stock.

Our revenues have declined because demand for our services has weakened significantly, and demand will likely remain weak for some time because of the current economic climate.

MPS’s revenues are affected by the level of business activity of its customers, which is driven by the level of economic activity in the industries and markets we serve.  Consequently, the current economic downturn and uncertainty has significantly hurt our revenues and results of operations.  Further deterioration in global economic or political conditions could increase these effects.  As long as this uncertainty remains, we believe that the demand for our services will remain diminished.

We cannot predict when the economic climate will significantly improve.  When the economic climate does improve, we cannot predict whether and to what extent the demand for our services will improve.  Although we have implemented a somewhat variable cost model, further declines in revenue will have a material adverse impact on our results.

The difficult economic climate may also encourage customer downsizings, or consolidations through mergers and otherwise of our major customers or between our major customers with non-customers.  These may result in redundant functions or services and a resulting reduction in demand by those customers for our services.  Also, spending for outsourced business services may be put on hold until the consolidations are completed.

Economic considerations may also encourage our customers to consolidate their vendor lists in an attempt to achieve cost and expense savings, which increases competitive pressure as described below.

Our market is highly competitive, which puts pressure on the profit margins of our services.

Our industry is intensely competitive and highly fragmented, with few barriers to entry by potential competitors.  MPS faces significant competition in the markets it serves, and will face significant competition in any geographic market that it may enter.  In each market in which we operate, we compete for both clients and qualified professionals with other firms offering similar services.  Competition creates an aggressive pricing environment, which puts pressure on profit margins.

We have increasingly competed against service providers offering their services from remote locations, particularly from offshore locations such as India.  The substantially lower cost of the labor pool in these remote locations puts significant pricing pressure on our service offerings when we compete with them.  While we believe that our service delivery model provides a superior level of service than many of these offshore based competitors, the increased pricing pressure from these providers may have a material adverse impact on our profitability.

The effects of competition may be intensified by our customers’ consolidation of their vendor lists.  As customers have consolidated their number of vendors, often in an attempt to secure cost or expense savings in the face of difficult economic conditions, competition to be an approved vendor has greatly intensified.  If we fail to remain on these consolidated vendor lists, our results of operations will suffer accordingly.  Competing to remain on, or get on, these vendor lists could obligate us to offer our services at prices that offer lower margins, and less profit, than we might otherwise be able to achieve.

Our business depends on key personnel, including executive officers, local managers and field personnel; our failure to retain existing key personnel or attract new people will reduce business and revenues.

MPS’s operations depend on the continued efforts of our officers and executive management.  The loss of key officers and members of executive management may cause a significant disruption to our business.

We also depend on the performance and productivity of our local managers and field personnel.  Our ability to attract and retain new business is significantly affected by local relationships and the quality of service rendered.  The loss of key managers and field personnel may also jeopardize existing client relationships with businesses that continue to use our services based upon past relationships with local managers and field personnel.  Our revenues would decline in that event.

Legislation requiring companies to offer benefits to consultants and temporary personnel could hurt our industry.

From time to time, legislation is proposed in the United States Congress, state legislative bodies, and the foreign governments of the United Kingdom and continental Europe that would have the effect of requiring employers to provide the same or similar employee benefits to consultants and other temporary personnel as those provided to full-time employees.  This legislation would eliminate one of the key economic reasons for outsourcing certain business resources, and could significantly adversely impact MPS’s staff augmentation business, thus reducing revenues.

IRS adjustments during periodic income tax audits may increase our tax liability and hurt our results of operations.

MPS is subject to periodic review by federal, state, and local taxing authorities in the ordinary course of business.  During 2001, MPS was notified by the Internal Revenue Service that certain prior year income tax returns will be examined.  As part of this examination, the net tax benefit associated with an investment in a subsidiary that MPS recognized in 2000 of $86.3 million is also being reviewed.  In the fourth quarter of 2002, the company recorded an $8.7 million charge for a proposed adjustment related to its ongoing audit of prior years’ tax returns.  While MPS has not received notice of any additional proposed adjustments relating to its ongoing audit of prior years’ tax returns, we cannot assure you that the IRS will not propose additional adjustments.  Additional adjustments may affect our financial condition, and may result in violations of the financial covenants in our credit facility.

The price of our common stock may fluctuate significantly, which may result in losses for investors.

The market price for our common stock has been and may continue to be volatile.  For example, during the period from January 1, 2003 until June 30, 2003, the closing price of the common stock as reported on the New York Stock Exchange ranged from a high of $7.42 to a low of $4.85.  Our stock price can fluctuate as a result of a variety of factors, including factors listed above and others, many of which are beyond our control.  These factors include:

  actual or anticipated variations in quarterly operating results;
  announcement of new services by us or our competitors;
  announcements relating to strategic relationships or acquisitions;
  changes in financial estimates or other statements by securities analysts; and
  changes in general economic conditions.

Because of this volatility, we may fail to meet the expectations of our shareholders or of securities analysts, and our stock price could decline as a result.

THE OFFERING AND SELLING SHAREHOLDERS

This prospectus relates to the proposed offer and sale by the selling shareholders, who are listed below, of shares that they currently own.  We will not receive any proceeds from the sale by a selling shareholder of any shares.  The selling shareholders will receive all such proceeds.

The following table sets forth the names of the selling shareholders, the number of shares beneficially owned by each selling shareholder as of June 24 , 2003, and the maximum number of shares that may be offered for sale by such selling shareholder pursuant to this prospectus.  An aggregate of 1,141,267 shares of common stock are covered for possible sale by the selling shareholders using this prospectus.  These shares were issued to the selling shareholders pursuant to a stock purchase agreement that was entered into in connection with our acquisition of Elite Medical, Inc. on July 1, 2002.  Except as set forth in the footnotes to the table below, no selling shareholder has had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

As of July 3, 2003, there were a total of 101,212,750 issued and outstanding shares of our common stock.

Beneficial Ownership as of June 24, 2003

	Total Number of Shares Beneficially Owned(1)(2)	Total Number of Shares Offered for Resale(2)
David Alexander(3)	1,015,436	1,015,436
Barbara Alexander	67,305	67,305
Ronald L. Washburn, Jr.	58,526	58,526

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1   No selling shareholder owns more than 1% of MPS’s common stock.
2   Includes all shares beneficially owned by the selling shareholder, whether or not registered hereunder.  Only the shares registered hereunder, as shown in the adjacent column for each person, may be offered and resold by the selling shareholder pursuant to this prospectus.  There is no assurance, however, that any of the selling shareholders will sell any or all of such shares.
3   David Alexander is the President of Elite Medical, Inc., which does business under the name Soliant Health, a wholly-owned subsidiary of the company.

The selling shareholders may offer and sell all or a portion of the shares from time to time, but are under no obligation to offer or sell any of the shares.  Because the selling shareholder may sell all, none, or any part of the shares from time to time, no estimate can be given as to the number of shares that will be beneficially owned by the selling shareholder upon termination of any offering by them.

This prospectus also covers possible sales by certain presently unknown persons who may become the record or beneficial owners of some of the shares as a result of certain types of private transactions, including but not limited to, gifts, private sales, and transfers pursuant to a foreclosure or similar proceeding by a lender or other creditor to whom shares may be pledged as collateral to secure an obligation of a named selling shareholder.  Each such potential transferee of a named selling shareholder is hereby deemed to be a selling shareholder for purposes of selling shares using this prospectus.  To the extent required by applicable law, information (including the name and number of shares owned and proposed to be sold) about such transferees, if there shall be any, will be set forth in an appropriate supplement to this prospectus.

PLAN OF DISTRIBUTION

The shares may be offered and sold by or for the account of the selling shareholders (or their pledgees, donees, or transferees), from time to time as market conditions permit, on the New York Stock Exchange, any other exchange on which the shares may be listed, over the counter, or otherwise, at prices and on terms then prevailing or in negotiated transactions.  The shares may be sold by one or more of the following methods, without limitation:

    a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

    an underwritten offering, subject to compliance with applicable disclosures concerning the identity and compensation arrangements of each firm acting as underwriter;

    ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    face-to-face transactions between sellers and purchasers without a broker-dealer;

    transactions in options, swaps, or other derivatives (whether exchange listed or otherwise);

    sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

    any combination of the foregoing, or by any other legally available means.

In addition, the selling shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders.  The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery to such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.  Such brokers or dealers may receive commissions or discounts from the selling shareholders and/or the purchasers of the shares for whom such brokers or dealers act as agents or to whom they sell as principals, or both, in amounts to be negotiated (which compensation as to a particular broker-dealer might be in excess of customary commissions).  At the time a particular offer of shares is made by one or more of the selling shareholders, a prospectus supplement, if required, will be distributed to set forth the aggregate number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions, and other items constituting compensation from the selling shareholders, and any discounts, commissions, or concessions allowed or reallocated or paid to dealers, including the proposed selling price to prospective purchasers.  The selling shareholders and such brokers and dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  There can be no assurance, however, that all or any of the shares will be offered by the selling shareholders.  We know of no existing arrangements between any selling shareholders and any broker, dealer, finder, underwriter, or agent relating to the sale or distribution of the shares.

We will not receive any of the proceeds of any sale of shares by the selling shareholders.  We will bear substantially all expenses of the registration of this offering under the Securities Act including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of our counsel and independent public accountants, listing fees for the New York Stock Exchange, transfer taxes, fees of transfer agents and registrars, and costs of insurance, if any.  All underwriting discounts, selling commissions, and broker’s fees applicable to the sale of any shares will be borne by the selling shareholders or by such persons other than us as agreed by and among the selling shareholders and such other persons.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Kilpatrick Stockton LLP, Atlanta, Georgia.

EXPERTS

PricewaterhouseCoopers LLP, independent auditors, have audited our consolidated financial statements at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002.  Those consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this prospectus.  Our financial statements are incorporated by reference in reliance on PricewaterhouseCoopers LLP’s report given on their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE AND AVAILABLE DOCUMENTS

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” information filed with them, which means that we can disclose important information to you by referring you directly to those documents.  The information incorporated by reference is considered to be a part of this prospectus.  In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  Any information so updated or superseded shall not be deemed, except as so updated or superseded, to be a part of this prospectus.  We incorporate by reference the following documents:

    Annual Report on Form 10-K for the year ended December 31, 2002;

    Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

    Current Reports on Form 8-K filed January 24, February 5, April 23 and April 29, 2003; and

    The description of MPS’s common stock contained in MPS’s registration statement on Form 8-A dated November 1, 1996, including any amendment or report filed for the purpose of updating such description.

Our Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, which are incorporated herein by reference, presented certain financial information on a “constant currency” basis.  Constant currency removes the impact on financial data from changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries, by translating the current period financial data into U.S. dollars using the same foreign currency exchange rates that were used to translate the financial data for the previous period.

We believe presenting some results on a constant currency basis is useful to investors because it allows a more meaningful comparison of the performance of our foreign operations from period to period.  We caution you however that constant currency measures should not be considered in isolation or as an alternative to financial measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. generally accepted accounting principles.

Our Quarterly Report on Form 10-Q for the first quarter of 2003 also presented the revenue generated by our professional services division in the United States excluding the effect of acquisitions.  We believe presenting some results excluding the effects of businesses we acquire is helpful to investors because it permits a comparison of the performance of our core internal operations from period to period.  Again however, you should consider such measures only in conjunction with the correlative measures that include the results from acquisitions, as calculated and presented in accordance with U.S. generally accepted accounting principles.

Any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares described in this prospectus are sold or the offering of the shares covered by this prospectus is terminated shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such document.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as to modified and superseded.  We will provide you with free copies of any of these documents or any other documents that have been incorporated by reference in this prospectus, without exhibits, unless an exhibit is incorporated into the document by reference, if you write us or call us at: MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202, Attention: Investor Relations, telephone (904) 360-2000.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC covering the shares that the selling shareholders may offer for resale.  This prospectus does not contain all of the information presented in the registration statement, and you should refer to the registration statement with its exhibits for further information.  Statements in this prospectus describing or summarizing any contract or other document are not complete, and you should review copies of those documents filed as exhibits to the registration statement for more detail.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  For information on the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330.  You can also obtain reports, proxy statements, and other information regarding issuers that file electronically with the SEC from the SEC’s Internet site (http://www.sec.gov).

LIMITATIONS ON AUTHORITY AND USE

No dealer, sales person, or other individual has been authorized to give any information or to make any representations not contained in this prospectus.  If given or made, such information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

1,141,267 SHARES

COMMON STOCK

_______________________________

PROSPECTUS

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July 7, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the shares, other than underwriting discounts and commissions.  All of the amounts shown are estimated, except the SEC registration and New York Stock Exchange listing fee, and relate to this Form S-3 only.

SEC registration fee	$639
New York Stock Exchange listing fees	14,750
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Miscellaneous expenses	4,611
Total	$50,389

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 10 of our Bylaws requires us, to the fullest extent permitted or required by the Florida Business Corporation Act (the “FBCA”), to (i) indemnify our directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any director is a party or in which he/she is deposed or called to testify as a witness because he or she is or was a director of the Company or were serving at the request of the Company as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise,  including, without limitation, any employee benefit plan.

Our Bylaws also provide that we may purchase insurance on behalf of one or more of our directors, irrespective of whether we would be obligated to indemnify or advance expenses to any such director.  The Company has purchased insurance to protect itself and its directors, officers and employees from any liability asserted against us or them for acts taken or omissions occurring in their capacities as such.

Our Articles of Incorporation limit or eliminate the liability of our directors or officers to us or to our shareholders for any monetary damages to the full extent permitted under the FBCA.  The Articles of Incorporation also require us to indemnify each of our directors and officers who are or were a party to any proceeding by reason of the fact that he or she is or was such a director or officer (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise) against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law.

Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that the person acted under the standards set forth in the preceding paragraph.  However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and(2) of Section 607.0850 (described above) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 607.0850(4) provides that any indemnification under subsections (1) and(2) of Section 607.0850 (described above), unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

(a)         by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b)         if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c)         by independent legal counsel that is:

(1)     selected by the board of directors as prescribed in paragraph (a)or a committee selected as prescribed in paragraph (b); or

(2)     if no quorum of directors can be obtained under paragraph (a) and no committee can be designated under paragraph (b), then selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

(d)         by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding. Section607.0850(6) of the FBCA states that expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses as provided in Section 607.0850 are not exclusive, and empowers the corporation to make any other or further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office.  However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions (or omissions to act) of the director, officer, employee or agent were material to the cause of action so adjudicated and either (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) constituted a transaction from which he or she derived an improper personal benefit, (c) in case of a director, constituted a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in wilful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction.

Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation’s power to indemnify him or her against such liability under this section.

Under Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director’s breach of (or failure to perform) those duties either (i) violated criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reason to believe his or her conduct was unlawful; (ii) constituted a transaction from which the director derived improper personal benefit; (iii) violated of Section 607.0834 of the FBCA, which concerns unlawful payment of distributions and dividends; or (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, constituted conscious disregard for the best interest of the corporation, or willful misconduct, or recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)       The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description of Exhibit

4	--	Form of Common Stock Certificate of the Company

5	--	Opinion re: legality

23.1	--	Consent of counsel (included in Exhibit 5.1)

23.2	--	Consent of PricewaterhouseCoopers LLP

25	--	Powers of Attorney of certain officers and directors of the Company (included on the signature pages of the Registration Statement)

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 3, 2003.

MPS GROUP, INC. By: /s/ Timothy D. Payne Timothy D. Payne President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of July 2003.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints Timothy D. Payne and Robert P. Crouch and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Timothy D. Payne	President, Chief Executive
Timothy D. Payne	Officer and Director

/s/ Robert P. Crouch	Senior Vice President, Chief
Robert P. Crouch	Financial Officer, Treasurer
And Chief Accounting Officer

/s / Derek E. Dewan	Chairman of the Board of Directors
Derek E. Dewan

/s/ Michael D. Abney	Director
Michael D. Abney

/s/ T. Wayne Davis	Director
T. Wayne Davis

/s/ Michael L. Huyghue	Director
Michael L. Huyghue

/s/ William M. Isaac	Director
William M. Isaac

/s/ John R. Kennedy	Director
John R. Kennedy

/s/ Darla D. Moore	Director
Darla D. Moore

/s/ Richard J. Heckmann	Director
Richard J. Heckmann

/s/ Peter J. Tanous	Director
Peter J. Tanous

/s/ Arthur B. Laffer	Director
Arthur B. Laffer

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

4	--	Form of Common Stock Certificate of the Company

5	--	Opinion re: legality

23.2	--	Consent of PricewaterhouseCoopers LLP